News Release


800 West Bryn Mawr Avenue
Itasca, Illinois 60143-1594









    Contact:
    Carla Pondel
    Investor Relations
    630/775-4228

    FOR IMMEDIATE RELEASE:  September 26, 1997

              BOISE CASCADE OFFICE PRODUCTS ISSUES EQUITY


         ITASCA, Illinois -- Boise Cascade Office Products

    Corporation (NYSE:BOP) announced today that it issued

    2,250,000 shares of unregistered common stock to Boise

    Cascade Corporation (NYSE:BCC) on September 25.  The shares were priced at $21.5495 each, for total proceeds of

    $48,486,375.  The proceeds will be used to reduce BCOP's

    short-term borrowings and for general corporate purposes.

         Also, BOP has estimated that the recent UPS strike is

    expected to negatively impact the company's third quarter

    earnings by two to three cents per share.

          Boise Cascade Office Products Corporation,

    headquartered in Itasca, Illinois, is one of the world's

    premier business-to-business distributors of products for the office, with operations in Australia, Canada, France,

    Germany, the United Kingdom, and the United States.